Investor Roadshow Presentation October 2019 www.TrueBlue.com

Forward-Looking Statements

Investment highlights Strong balance sheet and cash flow to support stock buybacks 3

TrueBlue at a glance

151,000
Clients served annually with strong diversity[1]

730,000
People connected to work during 2018



One of the largest U.S. industrial staffing providers

#1
Global RPO provider[2]

2013-2018 Revenue CAGR



8% Growth

2013-2018 Average Return on Equity[3]



16% Return

$2.5B
2018 Revenue

Everest Group
From insight to action.

PeopleScout named a Leader and Star Performer by Everest Group for service delivery, technology and buyer satisfaction

HRO TODAY

HRO Today magazine repeatedly recognizes PeopleScout as a global market leader

Thousands of veterans hired each year via internal programs as well as Hiring Our Heroes and Wounded Warriors

NACD
NATIONAL ASSOCIATION OF CORPORATE DIRECTORS

Recognized for breakthrough board practices that promote greater diversity and inclusion

[1] No single client accounted for more than 3% of total revenue for FY 2018.
[2] Source: Everest Group. Overall recruitment process outsourcing rankings by annual number of hires (2018).
[3] Calculated as adjusted net income divided by average shareholders' equity over the prior four quarters.

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Three specialized segments meet diverse client needs

peopleready A TRUEBLUE COMPANY	peoplemanagement A TRUEBLUE DIVISION	peoplescout A TRUEBLUE COMPANY
On-demand contingent labor for industrial clients	On-site contingent workforce management solutions[1]	Talent solutions for outsourcing the recruiting process for permanent employees[2]

	PeopleReady	PeopleManagement	PeopleScout
Revenue mix[3]	61%	29%	10%
Segment profit[3]	55%	14%	31%
Margin	6%	3%	19%

[1] We use the following distinct brands to market our PeopleManagement contingent workforce solutions: Staff Management | SMX, SIMOS Insourcing Solutions and Centerline Drivers.
[2] Also includes managed service provider business, which provides clients with improved quality and spend management of their contingent labor vendors.
[3] Revenue and segment profit calculations based on FY 2018. Starting in FY 2018 we are evaluating performance based on segment revenue and segment profit. Segment profit is comparable to segment adjusted EBITDA amounts reported in prior periods, and this change did not impact the mix of profit by segment. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and costs not considered to be ongoing costs of the segment.

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Solving workforce challenges globally robust worker shortage age 65 complex and will global workforce outnumber solutions growth diverse 1 Bureau of Labor Statistics Employment Projections: Occupations with the most job growth, 2016-2026. Industrial staffing and RPO jobs: #2: food prep/serving workers, #8: labor, freight, stock, and material movers, #12: construction laborers and #16: customer service representatives. 2 U.S. Census Bureau, An Aging Nation: Projected Number of Children and Older Adults (2018). 6

Strong position in attractive vertical markets Construction Manufacturing Transport & Wholesale Retail & Services           Industry Dynamics Industry FY-18 Business Mix: 23% FY-18 Business Mix: 26% FY-18 Business Mix: 22% FY-18 Business Mix: 18% Housing Starts Have Not Kept Pace U.S. Manufacturing Wholesale Trade At New High E-commerce Growing % of Retail Sales US Population Housing Permits Industrial Production Transportation and Warehousing Employment E-commerce % of Retail Sales Millions Thousands Index Millions 350 2,500 120 330 5.5 14% 13% 310 2,000 110 5.0 12% 290 100 11% 270 1,500 4.5 10% 250 90 9% 230 1,000 4.0 8% 210 80 7% 190 500 3.5 6% 70 170 5% 3.0 150 - 60 4% 1990 1993 1996 1999 2002 2005 2008 2011 2014 2017 1993 1996 1999 2002 2005 2008 2011 2014 2017 1990 2005 1970 1975 1980 1985 1995 2000 2010 2015 1990 2017 1993 1996 1999 2002 2005 2008 2011 2014 Source: U.S. Census Bureau Source: U.S. Board of Governors of the Federal Reserve System (FRB) Source: Bureau of Labor Statistics Source: U.S. Census Bureau 7

Powerful secular forces in industrial staffing 6%   Growing Market  Compelling  Technology    Positive  Demographic Rise of Trends E-commerce   o  o Temporary Help  On-Shoring Penetration Growth Comeback 1 Source: Staffing Industry Analysts. 2 Source: TrueBlue estimate based on 6% CAGR from 2018 to 2025. 8 3 Source: Bureau of Labor Statistics.

Segment strategy highlights

peopleready
A TRUEBLUE COMPANY

- 15%+ potential operating margin on incremental revenue
- JobStack™ creating favorable differentiation with clients and associates
- Goal to dispatch 4.5 million shifts via JobStack in 2019 (1 worker every 7 seconds) representing 50% digital fill rates peoplemanagement
A TRUEBLUE DIVISION

- Attractive on-site solution
- Perfect fit for larger clients with longer-duration / strategic need for contingent workers
- Strength in the e-commerce vertical
- Focused on new client wins and margin expansion

peoplescout
A TRUEBLUE COMPANY

- Compelling value proposition with attractive margins
- Global RPO market experiencing strong growth
- Leverage TMP acquisition to compete on global opportunities
- Industry leading proprietary technology – Affinix™ is a next-generation HR tool

Boost shareholder returns through share repurchase

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Leading our business into a digital future JobStack TM Industry-leading mobile app that connects our Industry-leading platform for sourcing, screening associates with jobs and delivering a permanent workforce  Driving value via higher candidate  Competitive satisfaction, faster conversion differentiation enhances rates, reduced time to fill and client and worker loyalty client scalability  Highly rated in iOS and  Winner of the 2018 HRO Today Android app stores TekTonic Award for Candidate Experience  Continuing to grow digital fill rates  Winner of the 2018 Brandon Hall Award for Best Advance in RPO Technology

PeopleScout: attractive margin and rapid growth

- **Industry Leadership**
  - #1 global provider of enterprise RPO[1]
  - Emerging healthcare vertical strength
- **Differentiated Service**
  - Proprietary technology drives value-add recruitment capabilities
- **Growing Market**
  - 12% global market growth CAGR[2]
- **Global Prospects**
  - Opportunity to broaden footprint in Europe and Asia Pacific
  - Acquired TMP Holdings LTD, in June 2018 increasing PeopleScout's ability to compete for more global business

High Margin Business



Segment Profit Margin
PeopleScout
TBI Total
9%
19%
FY-15
FY-18

Increasing Importance to TrueBlue



PeopleScout % of Total Company Results
Revenue
Segment Profit
4%
5%
10%
31%
FY-15
FY-18

[1] Source: Everest Group. Overall RPO rankings by annual number of hires (2017).
[2] Source: NelsonHall (2018). Represents estimated market CAGR from 2017-2022.

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Well-Positioned to Boost Shareholder Returns with Buybacks millions 1.7x 1.7x $233 0.9x 1.0x $109 0.6x $78 $54 $31 2014 2015 2016 2017 2018 2014 2015 2016 2017 2018 2 Total Debt to Adjusted EBITDA1 Free Cash Flow Solid return on equity4 millions $37 17% 17% 17% $35 16% 13% $6 $0 $0 2014 2015 2016 2017 2018 Share Repurchases3 2014 2015 2016 2017 2018 1 See the appendix to this presentation and “Financial Information” in the Investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results. 2 Calculated as net cash provided by operating activities, minus purchases for property and equipment. See the appendix to this presentation and “Financial Information” in the Investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results. 3 As of December 31, 2018, $58 million was remaining under the $100 million stock repurchase authorization announced on 30 October, 2017. 4 Calculated as adjusted net income divided by average shareholders’ equity at the end of the prior four quarters.

NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Non-GAAP Measure Definition Purpose of Adjusted Measures EBITDA and EBITDA excludes from net income (loss): - Enhances comparability on a consistent basis and provides Adjusted EBITDA - interest and other income (expense), net, investors with useful insight into the underlying trends of the - income taxes, and business. - depreciation and amortization. - Used by management to assess performance and effectiveness of Adjusted EBITDA, further excludes: our business strategies. - acquisition/integration costs, - goodwill and intangible asset impairment charge, and - Provides a measure, among others, used in the determination of - Work Opportunity Tax Credit third-party processing fees and incentive compensation for management. - other costs. Adjusted net income Net income (loss) and net income (loss) per diluted share, excluding: - Enhances comparability on a consistent basis and provides and Adjusted net - adjustment to the gain on divestiture, investors with useful insight into the underlying trends of the income, per diluted - acquisition/integration costs, business. share - goodwill and intangible asset impairment charge, - amortization of intangibles of acquired businesses, as well as accretion expense - Used by management to assess performance and effectiveness of related to acquisition earn-out, our business strategies. - other costs, - tax effect of each adjustment to U.S. GAAP net income (loss), and - adjusted income taxes to the expected effective tax rate. Free cash flow Net cash provided by operating activities, minus cash purchases for property and - Used by management to assess cash flows. equipment. 14

1. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE *(Unaudited)*

(in thousands, except for per share data)*	2018 52 Weeks Ended Dec 30, 2018	2017 52 Weeks Ended Dec 31, 2017	2016 53 Weeks Ended Jan 1, 2017	2015 52 Weeks Ended Dec 25, 2015	2014 52 Weeks Ended Dec 26, 2014
Net income (loss)	$ 65,754	$ 55,456	$ (15,251)	$ 71,247	$ 65,675
Adjustment to gain on divestiture (1)	(718)	—	—	—	—
Acquisition and integration costs (2)	2,672	—	6,654	5,135	5,220
Goodwill and intangible asset impairment charge (3)	—	—	103,544	—	—
Amortization of intangible assets of acquired businesses (4)	20,750	22,290	27,069	19,903	12,046
Other costs (5)	10,317	162	5,569	—	—
Tax effect of adjustments to net income (loss) (6)	(5,074)	(6,287)	(39,994)	(7,011)	(4,834)
Adjustment of income taxes to normalized effective rate (7)	(1,843)	380	606	(1,805)	(6,747)
Adjusted net income	$ 91,858	$ 72,001	$ 88,197	$ 87,469	$ 71,360
Adjusted net income, per diluted share	$ 2.28	$ 1.74	$ 2.10	$ 2.10	$ 1.73
Diluted weighted average shares outstanding	40,275	41,441	41,968	41,622	41,176

2. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA *(Unaudited)*

(in thousands)	2018 52 Weeks Ended Dec 30, 2018	2017 52 Weeks Ended Dec 31, 2017	2016 53 Weeks Ended Jan 1, 2017	2015 52 Weeks Ended Dec 25, 2015	2014 52 Weeks Ended Dec 26, 2014
Net income (loss)	$ 65,754	$ 55,456	$ (15,251)	$ 71,247	$ 65,675
Income tax expense (benefit)	9,909	22,094	(5,089)	25,200	16,169
Interest and other (income) expense, net	(1,744)	14	3,345	1,395	(116)
Depreciation and amortization	41,049	46,115	46,692	41,843	29,474
EBITDA	114,968	123,679	29,697	139,685	111,202
Acquisition and integration costs (2)	2,672	—	6,654	5,135	5,220
Goodwill and intangible asset impairment charge (3)	—	—	103,544	—	—
Work Opportunity Tax Credit processing fees (8)	985	805	1,858	2,352	3,020
Other costs (5)	10,317	162	5,569	—	—
Adjusted EBITDA	$ 128,942	$ 124,646	$ 147,322	$ 147,172	$ 119,442

See the last slide of the appendix for footnotes.

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3. RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOWS *(Unaudited)*

(in thousands)	2018 52 Weeks Ended Dec 30, 2018	2017 52 Weeks Ended Dec 31, 2017	2016 53 Weeks Ended Jan 1, 2017	2015 52 Weeks Ended Dec 25, 2015	2014 52 Weeks Ended Dec 26, 2014
Net cash provided by operating activities	$ 125,692	$ 100,134	$ 260,703	$ 72,072	$ 47,525
Capital expenditures	(17,054)	(21,958)	(29,042)	(18,394)	(16,918)
Free cash flows	$ 108,638	$ 78,176	$ 231,661	$ 53,678	$ 30,607

Footnotes:

1. Gain on the divestiture of our PlaneTechs business sold mid-March 2018.
2. Acquisition and integration costs related to the acquisition of TMP Holdings LTD, which was completed on June 12, 2018, the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016, the acquisition of SIMOS, which was completed on December 1, 2015, and the acquisition of Seaton, which was completed on June 30, 2014.
3. The Goodwill and intangible asset impairment charge for the fiscal year ended January 1, 2017, included $99.3 million of impairment charges relating to our Staff Management | SMX, hrX, and PlaneTechs reporting units, and write-off of the CLP and Spartan reporting unit trade names/trademarks of $4.3 million due to the re-branding to PeopleReady. Note, our PeopleScout and hrX service lines were combined during fiscal 2016 and now represent a single operating unit (PeopleScout).
4. Amortization of intangible assets of acquired businesses, as well as accretion expense related to the SIMOS acquisition earn-out in fiscal years 2017 and 2016.
5. Other charges for the fiscal year ended December 30, 2018 include implementation costs for cloud-based systems of $6.7 million and accelerated vesting of stock associated with the CEO transition of $3.6 million. Other charges for the fiscal year ended December 31, 2017 include a workforce reduction charge of $2.5 million primarily associated with employee reductions in the PeopleReady business, offset by $2.3 million of workers' compensation benefit. The workers' compensation benefit is associated with the favorable settlement of insurance coverage associated with a former insurance company and other items not considered part of our core operations. Other charges for the fiscal year ended January 1, 2017, consist of costs of $2.6 million associated with our exit from the Amazon delivery business, $1.3 million adjustment to increase the earn-out associated with the acquisition of SIMOS, and branch signage write branch signage write-offs of $1.6 million due to our re-branding to PeopleReady.
6. Total tax effect of each of the adjustments to U.S. GAAP net income (loss) using the expected ongoing rate of 16 percent for 2018, due to the enacted U.S. Tax Cuts and Jobs Act, and 28 percent for all other periods presented.
7. Adjustment of the effective income tax rate to the expected ongoing rate of 16 percent for 2018, due to the enacted U.S. Tax Cuts and Jobs Act, and 28 percent for all other periods presented.
8. These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

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